UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 8, 2018

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code         408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of Senior Notes

On May 8, 2018, Fair Isaac Corporation (the “Company”) closed its previously announced private offering of $400 million of its 5.25% Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to the Indenture dated as of May 8, 2018 (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Company intends to use the proceeds from this offering to repay certain indebtedness outstanding under its existing unsecured revolving credit facility, as discussed below, including, but not limited to, indebtedness borrowed under its existing unsecured revolving credit facility drawn to repay all of its outstanding 7.18% Series D Senior Notes due 2018 at maturity.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes. Any offers of the Notes were made only by means of a private offering memorandum. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements. The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States under Regulation S under the Securities Act.

Indenture

The Notes are the senior unsecured obligations of the Company. As of May 8, 2018, none of the Company’s subsidiaries will be guarantors and the Notes will not be guaranteed. The Notes will be guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s future significant domestic subsidiaries (as defined in the Indenture).

The Company will pay interest on the Notes semi-annually on May 15 and November 15, commencing on November 15, 2018, at a rate of 5.25% per annum. The Notes will mature on May 15, 2026. The Company may redeem some or all of the Notes at any time prior to February 15, 2026 at a price equal to 100% of the principal amount of the Notes to be redeemed, plus a make-whole premium and accrued and unpaid interest to the redemption date. Thereafter, the Company may redeem the Notes at any time at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to, under certain circumstances, (i) enter into sale/leaseback transactions, (ii) sell all, or substantially all, of its assets, (iii) create or permit to exist liens on its assets, (iv) incur debt at non-guarantor subsidiaries, or (v) effect a consolidation or merger. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of specific change of control events that result in the rating of the Notes being below an investment grade rating by at least one of the rating agencies, as described in the Indenture, each noteholder will have the right to require the Company to make an offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture provides for certain events of default, including, among other things, (i) failure to pay interest on any Note when due and payable if such failure continues for 30 days; (ii) failure to pay any principal of, or premium, if any, on, any Note when due and payable at maturity, upon any redemption, required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with its obligations under the Indenture with respect to consolidation with or merger with or into, or sale, transfer or lease of all or substantially all of the Company’s properties and assets to, another person; (iv) the failure by the Company or any future guarantor to comply for 45 days after notice with any of its obligations in the Indenture with respect to certain change of control events, limitations on liens, limitations on sale/leaseback transactions, limitations on subsidiary debt and addition of future guarantors; (v) the failure to comply with the other obligations or agreements in the Notes or the Indenture for a period of 60 days after written notice of noncompliance has been received by the Company; (vi) failure to pay debt of the Company or any guarantor or significant subsidiary within any applicable grace period after final maturity or acceleration thereof if such amount exceeds $50 million; (vii) certain events of bankruptcy, insolvency or reorganization; (viii) any final judgment or decree for the payment of money that is not covered by enforceable insurance policies in excess of $50 million is entered against the Company or any guarantor or significant subsidiary that remains outstanding for a period of 60 consecutive days after becoming final and is not discharged, waived or stayed within 30 days after notice; or (ix) a future guarantee ceases to be in full force and effect or a guarantor denies or disaffirms its obligations under its guarantee. The events of default are subject to important exceptions and qualifications, as set forth in the Indenture.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the form of Notes included therein, which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Amendment to Credit Agreement

On May 8, 2018, the Company entered into a Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with the several banks and other financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent, which amends the Amended and Restated Credit Agreement dated December 30, 2014 among the Company, the several banks and other financial institutions from time to time parties thereto, and Wells Fargo Bank, National Association, as administrative agent (as amended or supplemented prior to the date of the Third Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by the Third Amendment, the “Credit Agreement”). The Credit Agreement provides the Company with an unsecured revolving credit facility (the “Credit Facility”).

Among other things, the Third Amendment amended the Existing Credit Agreement by (i) extending the maturity date of the Credit Facility from December 30, 2019 to May 8, 2023; (ii) modifying the financial covenants to require that (a) the Company’s maximum consolidated leverage ratio not exceed 3.25 to 1.00 (subject to a step up to 3.75 to 1.00 following certain permitted acquisitions, and subject to compliance with any lesser ratio contained in certain of the Company’s other debt agreements), (b) the Company maintain any fixed charge coverage ratio set forth in certain of its other debt agreements (currently, 2.50 to 1.00), and (c) in the absence of a fixed charge coverage ratio in such other debt agreements, the Company maintain an interest coverage ratio of at least 3.00 to 1.00; and (iii) reducing the aggregate revolving commitments from $600 million to $400 million. Subject to certain terms and conditions, the Company may increase the aggregate revolving commitments under the Credit Facility by $100 million.

The lenders party to the Credit Agreement may have performed and may continue to perform commercial banking and financial services for the Company and its subsidiaries for which they have received and will continue to receive customary fees.

The Third Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under “Offering of Senior Notes” and “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

4.1	Indenture dated as of May 8, 2018 by and between the Company and U.S. Bank National Association, as trustee.

4.2	Form of the Company’s 5.25% Senior Notes due 2026 (included in Exhibit 4.1 hereto).

10.1	Third Amendment to Amended and Restated Credit Agreement dated as of May 8, 2018 by and among the Company, the several banks and other financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: May 8, 2018